Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DraftKings Inc.

Boston, MA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2021, relating to the consolidated financial statements of DraftKings Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the impact of the novel coronavirus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

February 26, 2021